UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
 Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
HAEMONETICS CORPORATION
(Name of Registrant as Specified in Its Charter)

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ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON JULY 21, 2020

The following Notice of Change of Location (the “Notice”) relates to the proxy statement of Haemonetics Corporation (the “Company”) dated June 8, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s Annual Meeting of Shareholders to be held on Tuesday, July 21, 2020 at 8:00 a.m. Eastern Time. This Notice is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about June 30, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE COMPANY’S PROXY STATEMENT DATED JUNE 8, 2020.

NOTICE OF CHANGE OF LOCATION
TO VIRTUAL ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 21, 2020 AT 8:00 A.M. EASTERN TIME
Dear Shareholders,
In light of the public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of our shareholders, employees and directors, NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Haemonetics Corporation (the “Company”) to be held on July 21, 2020 at 8:00 a.m. Eastern Time has been changed from an in-person meeting to a “virtual meeting” held via live audio webcast. There will not be a physical meeting location. The Company currently anticipates that its future Annual Meetings of Shareholders will be held in-person.
We will host the Annual Meeting online at http://www.meetingcenter.io/222479711. As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder of record at the close of business on May 22, 2020. If you are a shareholder of record, you will be admitted to the virtual Annual Meeting by entering the 15-digit control number found on the shareholder meeting notice or proxy card you previously received from Computershare, along with the password: HAE2020. If you do not have your control number, please contact Computershare Shareholder Services at 1-800-368-5948.
Shareholders who own in “street name” through a bank, broker or other intermediary will need to register in advance of the Annual Meeting by submitting to Computershare proof of their legal proxy reflecting their Company holdings along with the shareholder’s name and email address. If you are a shareholder who owns in “street name,” you can obtain a legal proxy by contacting the bank, broker or other intermediary that holds your Company shares. All requests must be submitted to Computershare no later than 5:00 p.m. Eastern Time on July 16, 2020 either by email at legalproxy@computershare.com or by mail to Computershare, Haemonetics Legal Proxy, 462 S 4th Street, Louisville, KY 40202.
We encourage you to log on 15 minutes prior to the start time for the Annual Meeting. Shareholders of record and shareholders who own in “street name” who register in advance will have the opportunity to vote their shares during the Annual Meeting and to ask questions by following the instructions available on the Annual Meeting website during the Annual Meeting. The virtual Annual Meeting will be governed by the Company’s Rules of Conduct and Procedures, which will be posted on the Annual Meeting website in advance of the meeting. The Rules of Conduct and Procedures will address the ability of shareholders to ask questions during the meeting, including the rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or Annual Meeting time, please call the technical support number that will be posted on the virtual Annual Meeting login page.

A webcast replay of the Annual Meeting, including the question and answer period, will be made available on our Investor Relations website approximately twenty-four hours after the Annual Meeting.
The Company encourages eligible shareholders to vote on the proposals prior to the Annual Meeting using the instructions provided in the proxy statement previously distributed. The proxy card included with the proxy materials previously distributed may continue to be used to vote shares in connection with the Annual Meeting.
Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting.
By Order of the Board of Directors,
Michelle L. Basil
Corporate Secretary
Boston, Massachusetts
June 30, 2020